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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cygnus, Inc. for the registration of up to $75,000,000 of Debt Securities and Common Stock and to the incorporation by reference therein of our reports dated January 20, 1997 and March 20, 1997, with respect to the consolidated financial statements of Cygnus, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
October 30, 1997